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[DELOITTE &
TOUCHE LLP LETTERHEAD]

                [LOGO]



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement (Nos. 33-74800 and 333-23587) of Hawthorne Financial Corporation on Form S-8 of our report dated January 31, 1997, appearing in the Annual Report on Form 10-K of Hawthorne Financial Corporation for the year ended December 31, 1996.



/s/ DELOITTE & TOUCHE LLP


April 14, 1997
Los Angeles, California